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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2002 relating to the combined financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc., as of and for the years ended December 31, 2001 and 2000 which appears in Amkor Technology Inc.'s Form 10-K for the year ended December 31, 2001, as amended. We also consent to all references to our Firm included in this Registration Statement.

/s/  SyCip Gorres Velayo & Co.
SyCip Gorres Velayo & Co.



Makati City, Philippines
April 23, 2002